EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                  For the Periods Ended June 30, 2002 and 2001



Three months ended June 30,                                        2002                             2001
----------------------------------------------------     -------------------------------------------------------------


(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted

                                                         -------------------------------------------------------------

Net income                                                 $4,024           $4,024            $3,800           $3,800

Share amounts:
   Average outstanding                                   12,858.7         12,858.7          12,031.3         12,031.3
   Common stock equivalents                                     -            206.4                 -            206.5
------------------------------------------------         -------------------------------------------------------------

   Weighted average outstanding                          12,858.7         13,065.1          12,031.3         12,237.8
------------------------------------------------         -------------------------------------------------------------

Earnings per share                                           $.31             $.31              $.32             $.31
------------------------------------------------         -------------------------------------------------------------






Six months ended June 30,                                          2002                             2001
----------------------------------------------------     -------------------------------------------------------------


(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                         -------------------------------------------------------------

Net income                                                 $7,768           $7,768            $3,954           $3,954

Share amounts:
   Average outstanding                                   12,434.1         12,434.1          12,021.8         12,021.8
   Common stock equivalents                                     -            188.3                 -            147.5
------------------------------------------------         -------------------------------------------------------------

   Weighted average outstanding                          12,434.1         12,622.4          12,021.8         12,169.3
------------------------------------------------         -------------------------------------------------------------

Earnings per share                                           $.62             $.62              $.33             $.32
------------------------------------------------         -------------------------------------------------------------